EXHIBIT 10.2

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

This Amendment No. 1 to that certain Stock Purchase Agreement, dated as of August 25, 2008 (the “Purchase Agreement”), by and among Crosstown Traders, Inc., Norm Thompson Outfitters, Inc., Charming Shoppes, Inc. and the other signatories thereto is made and entered into as of September 18, 2008 (this “Amendment”).

W I T N E S S E T H:

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Purchase Agreement; and

WHEREAS, Buyer and CTI desire to amend the Purchase Agreement in accordance with the provisions of Section 15.4 thereof in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1     Amendments to Purchase Agreement and Disclosure Schedules.

(a)  The preamble to the Purchase Agreement is hereby amended by replacing “a Delaware corporation” with “an Oregon corporation” after the language “NORM THOMPSON OUTFITTERS, INC.,”.

(b)  Section 2.2 of the Purchase Agreement is hereby amended by adding the following sentence to the end of Section 2.2: “The Closing shall be deemed to be effective at 12:01 A.M. on the Closing Date.”

(c)  The schedules attached to the Purchase Agreement are hereby amended by deleting Schedule 11.1 and substituting the attached Schedule 11.1 therefor.

(d)  The schedules attached to the Purchase Agreement are hereby amended by adding Schedule 11.1A attached hereto.

(e)  The Disclosure Schedules attached to the Purchase Agreement are hereby amended by replacing Schedule 5.17 with the attached Schedules 11.1 and 11.1A.

(f)  Section 11.1 of the Purchase Agreement is hereby amended by substituting the following provision therefor:

“Listed Employees; Transferred Employees.  On the Closing Date, CTI and its Affiliates shall terminate the employment of, and Buyer shall offer employment with Buyer or one of Buyer’s Affiliates, to each of the employees listed on Schedule 11.1 and Schedule 11.1A hereto (each, a “Listed Employee” and collectively, the “Listed Employees”), at a rate of pay comparable to the rate of pay provided to the Listed Employee immediately prior to the Closing Date and with severance entitlements that are comparable to either the severance program applicable to such Transferred Employee immediately prior to the Closing Date or the severance program applicable to similarly situated employees of Buyer.  For this purpose, “pay” shall include base salary or wages, but exclude any equity-based or incentive compensation.  Buyer, at the time it extends such employment offers, shall provide appropriate information regarding employment terms and conditions to the Listed Employees, which shall conform in all respects to the provisions of this Section 11.1.  Each Listed Employee who accepts such offer of employment shall become an employee of the Buyer or its Affiliates on the Closing Date and is referred to as a “Transferred Employee,” and all such employees are collectively referred to as the “Transferred Employees.”  Buyer shall, or shall cause its Affiliates to, continue to provide each Transferred Employee with the pay (while such Transferred Employees remain employed by Buyer or its Affiliates) and severance entitlements described in this Section at least until January 1, 2009.  On and after January 2, 2009, the severance program applicable to such employees shall be comparable to either the severance program applicable to such Transferred Employee immediately prior to the Closing Date or the severance program applicable to similarly situated employees of Buyer.”

(g)  The schedules attached to the Purchase Agreement are hereby amended by adding Schedule 11.10 attached hereto.

(h)  The Purchase Agreement is hereby amended by adding Section 11.10 which will read as follows:

“The parties agree that the terms set forth on Schedule 11.10 attached hereto shall apply to the Transferred Employees listed on Schedule 11.1A.”

(i)  Exhibit 9.5 of the Purchase Agreement is hereby amended by replacing in its entirety Exhibit 9.5 to the Purchase Agreement with Exhibit 9.5 attached hereto.

Section 2     Miscellaneous.

(a)  No Other Amendments.  Except as expressly amended or modified hereby, the terms and conditions of the Purchase Agreement shall continue in full force and effect.

(b)  Counterparts.  This Amendment may be executed in one or more counterparts, any one of which may be by facsimile, and all of which taken together shall constitute one and the same instrument.

(c)  Captions.  The captions used in this Amendment are for convenience of reference only and do not constitute a part of this Amendment and shall not be deemed to limit, characterize or in any way affect any provision of this Amendment, and all provisions of this Amendment shall be enforced and construed as if no caption had been used in this Amendment.

(d)  Governing Law and Jurisdiction.  This Amendment is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York (and the United States federal law, to the extent applicable), irrespective of the principal place of business,

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residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of Law.  Nothing contained herein or in any Transaction Document shall prevent or delay any party hereto from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by another party of any of its obligations hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BUYER:

Norm Thompson Outfitters, Inc.

By:____________________________________
Name:
Title:

CTI:

Crosstown Traders, Inc.

By:____________________________________
Name:
Title: